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                                                                    EXHIBIT 23.2

                          CONSENT OF BDO SEIDMAN, LLP

Oxford Resources Corporation
Melville, NY

We hereby consent to the incorporation by reference in the Proxy Statement constituting a part of this Registration Statement of our reports dated August 26, 1996, relating to the consolidated financial statements and schedule of Oxford Resources Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

BDO Seidman, LLP
New York, New York
February 10, 1997